Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 02:02 PM 05/07/2010 FILED 01:57 PM 05/07/2010 SRV 100477814 – 4820937 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

SSI CO-ISSUER LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Formation of SSI Co-Issuer LLC is being duly executed and filed by This Certificate of Formation of Ryan Schaffer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.

(1) The name of the limited liability company formed hereby is SSI Co-Issuer LLC.

(2) The address of the registered office of the limited liability company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

(3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 7th day of May, 2010.

/s/ Ryan Schaffer
Name: Ryan Schaffer
Title: Authorized Person